EXHIBIT 99.1

IZEA Reports Q3 2020 Financial Results

ORLANDO, FL (November 12, 2020) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, reported its financial and operational results for the third quarter ended September 30, 2020.

Q3 2020 Financial Summary Compared to Q3 2019
•Total revenue down 9% to $4.0 million, compared to $4.4 million.
•Managed Services unit revenue decreased 1% to $3.5 million, compared to $3.6 million.
•SaaS Services unit revenue decreased 39% to $522,000, compared to $853,000.
•Total costs and expenses decreased to $5.3 million, compared to $5.6 million.
•Net loss was $1.3 million, compared to a net loss of $1.2 million.
•Adjusted EBITDA* improved to $(0.7) million , compared to $(1.3) million.
Q3 2020 Operational Highlights
•Raised gross proceeds of $10.3 million from sale of securities through an at-the-market offering. In total, we have raised $25.7 million at an average price of $1.94 per share.
•Opened pre-registration for the Shake Marketplace.
•Announced launch of BrandGraph Pulse with Slack and Microsoft Teams Integration.
•Formed Influence+United and onboarded multiple global influencer marketing partners.

* Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Use of Key Metrics and Non-GAAP Financial Measures”.

Management Commentary

“While revenue was down year over year in Q3, we saw a material improvement in both revenue and Adjusted EBITDA quarter over quarter. Revenue increased 29% and Adjusted EBITDA improved 43% compared to the second quarter ended in June 2020,” said Ted Murphy, IZEA’s Chairman and CEO. “Managed Services revenue in Q3 was close to flat year over year, despite the large gaps in new business we saw in March and April and the ongoing challenges associated with COVID-19 and the political environment. There was no way for IZEA to completely avoid the impacts that COVID-19 has had on the marketing budgets of some of our existing clients, but I believe our team has done a fantastic job adjusting our sales approach and finding new opportunities to bridge the gap.”

“There was a bigger impact in our SaaS Services unit, as we expected,” continued Murphy. “We were already in the midst of a change in pricing model for enterprise customers from last year which would impact 2020 revenue even without the events that have unfolded since the pandemic was declared. The acquisition of new enterprise customers has been very slow since March, and many of our existing customers have reduced their marketplace spend. We expect to see challenges with enterprise SaaS until such time that the macro environment stabilizes, and marketers feel more comfort in making long term commitments.”

“Despite the decreases in overall SaaS revenue, our count of active SaaS customers is growing and hit an all-time high again this quarter,” said Murphy. “We continue to see growth with IZEAx Discovery, our $149/mo self-service offering. New customer signups for IZEAx Discovery hit an all-time high in October and were up 2.6x from October of last year. Monthly revenue for IZEAx Discovery also hit an all-time high in October and was up more than 25% from September of this year, which was the previous record. We are beginning to invest much more aggressively in our marketing efforts to broaden our customer base and drive more of this self-service growth. Early indications are that our marketing efforts are working, and we believe there are ongoing performance optimizations to make each dollar we spend more effective as we gather more data.”

“IZEA ended the quarter with $30.6 million in cash, the strongest our balance sheet has ever been,” said Murphy. “Our team has been working to prudently make strategic investments in technology, marketing, and people to best position ourselves for 2021 and beyond. Our primary focus for the year ahead is returning to revenue growth by broadening our customer base with emphasis on self-service revenue streams.”

Q3 2020 Financial Results

Total revenue in the third quarter of 2020 was down 9% to $4.0 million, compared to $4.4 million in the third quarter of 2019, with revenue from Managed Services decreasing by $44,000 or 1% to $3.5 million in the third quarter of 2020 compared to the third quarter of 2019 and revenue from SaaS Services decreasing by $331,000 or 39% in the third quarter of 2020 compared to the third quarter of 2019.

Revenue from Managed Services decreased slightly due to marketers canceling or pausing planned advertising campaigns or events in March and throughout the third quarter of 2020 as a result of uncertainty or inability to offer their products for sale as a result of business or event shutdowns due to COVID-19. Despite the delay in the execution of existing orders from our customers, we experienced a slight increase in net sales orders in the third quarter of 2020 compared to the second quarter of 2020, as marketers who were still advertising shifted more of their spend to influencer marketing campaigns.

Revenue from SaaS Services decreased primarily as a result of lower spend levels (“gross billings,” a key metric as further defined below) from our SaaS marketers and, as a result of competitive pricing efforts, our margins on those spends were reduced. Our gross billings for SaaS Services decreased 35% to $2.0 million in Q3 2020, compared to $3.1 million in Q3 2019. Our SaaS marketers decreased their spend levels as they transitioned from the TapInfluence platform to IZEAx and curtailed spending in March 2020 and throughout Q3 2020. The reduction in these gross billings resulted in the $331,000 decrease in SaaS Services Revenue in the third quarter of 2020 compared to the third quarter of 2019.

Total costs and expenses decreased 5% in the third quarter of 2020 to $5.3 million compared to $5.6 million in the corresponding quarter of 2019. This decrease was due to a $203,000 reduction in cost of revenue as a result of the lower sales, a $61,000 reduction in amortization costs as assets were fully amortized in the quarter, and cost reduction efforts affecting personnel, software subscriptions, hosting costs, rent, travel and marketing expenditures. The improvement between periods is more than $1 million after removing the effect of a $794,000 gain on the final settlement of our acquisition cost liabilities recorded in the prior year quarter. The gain resulted due to the actual closing market price of our common stock on the date of settlement being lower than the 30-day volume weighted average price used to calculate the number of shares used to pay for the acquisition liability pursuant to the terms of the purchase agreements.

Net loss in the third quarter of 2020 was $1.3 million or $(0.03) per share, as compared to a net loss of $1.2 million or $(0.04) per share in the third quarter of 2019, based on 45.8 million and 32.4 million shares outstanding, respectively.

Adjusted EBITDA (a non-GAAP measure management uses as a proxy for operating cash flow, as defined below) improved 42% or $531,000 to $(0.7) million and $(1.3) million in the third quarter of 2020 and 2019, respectively. Adjusted EBITDA as a percentage of revenue in the third quarter of 2020 was negative eighteen percent (18)% compared to negative twenty-eight percent (28)% in the third quarter of 2019. Despite the decline in revenue, we were able to improve Adjusted EBITDA through the steps taken to curb spending during these months of uncertainty.

We raised $10.3 million from sale of securities through our at-the-market offering (the "ATM") in Q3 2020. To date, we have raised total gross proceeds through the ATM of $25.7 million between June and August 2020. Our cash balance as of September 30, 2020 was $30.6 million.

Conference Call

IZEA will hold a conference call to discuss its third quarter 2020 results on Thursday, November 12th at 5:00 p.m. Eastern time. Management will host the call, followed by a question and answer period.

Date: Thursday, November 12, 2020
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via the investors section of our website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through November 19, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10011744

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”) operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to identify social trends and scale their marketing programs. IZEA influencers include everyday creators, as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Use of Key Metrics and Non-GAAP Financial Measures

We define gross billings, a key metric, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts billed to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Legacy Workflow and Marketplace Spend (which are included in SaaS Services) differs from revenue for these services reported in our consolidated statements of operations. These services are presented net of the amounts we pay to the third-party creators providing the content or sponsorship services. Gross billings for all other revenue types equal the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to evaluate our transaction totals on an equal basis in order for us to see our contribution margins by revenue stream so that we can better understand where we should be allocating our resources. Additionally, because we invoice our customers on a gross basis based on our services or their transactions plus a fee, tracking gross billings is critical as it pertains to our credit risk and cash flow.

"Adjusted EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as it excludes transactions not related to our core cash-generating operating business activities, and it provides consistency to facilitate period-to-period comparisons. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash-generating operations.

All companies do not calculate gross billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” “estimates,” “believes,” “intends,” “likely,” “projects,” “plans,” “pursue," “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations regarding future results and the realization of revenue from bookings, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to raise additional funding needed to fund our business operation in the future, uncertainty relating to the effects of COVID-19, competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize the IZEAx marketplace platform; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Unaudited Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$30,617,921	$5,884,629
Accounts receivable, net	3,981,132	5,596,719
Prepaid expenses	385,128	400,181
Other current assets	140,291	153,031
Total current assets	35,124,472	12,034,560

Property and equipment, net	260,994	309,780
Goodwill	4,016,722	8,316,722
Intangible assets, net	768,879	1,611,516
Software development costs, net	1,480,288	1,519,980
Security deposits	—	151,803
Total assets	$41,651,355	$23,944,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,333,281	$2,252,536
Accrued expenses	1,267,553	1,377,556
Contract liabilities	7,028,687	6,466,766
Current portion of notes payable	1,157,103	—
Right-of-use liability	—	83,807
Total current liabilities	10,786,624	10,180,665

Finance obligation, less current portion	65,604	45,673
Notes payable, less current portion	778,092	—
Total liabilities	11,630,320	10,226,338

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.0001 par value; 200,000,000 shares authorized; 48,331,379 and 34,634,172, respectively, issued and outstanding	4,833	3,464
Additional paid-in capital	99,610,374	74,099,328
Accumulated deficit	(69,594,172)	(60,384,769)
Total stockholders’ equity	30,021,035	13,718,023

Total liabilities and stockholders’ equity	$41,651,355	$23,944,361

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$4,036,120	$4,411,086	$11,934,827	$13,128,706

Costs and expenses:
Cost of revenue (exclusive of amortization)	1,701,770	1,904,287	5,256,536	5,821,237
Sales and marketing	1,403,037	1,518,165	4,154,871	4,238,074
General and administrative	1,827,267	1,752,126	6,165,597	6,596,485
Impairment of goodwill	—	—	4,300,000	—
Depreciation and amortization	372,483	433,094	1,250,859	1,317,423
Total costs and expenses	5,304,557	5,607,672	21,127,863	17,973,219

Loss from operations	(1,268,437)	(1,196,586)	(9,193,036)	(4,844,513)

Other income (expense):
Interest expense	(16,448)	(27,734)	(42,542)	(242,935)
Other income, net	30,085	51,285	26,175	91,447
Total other income (expense), net	13,637	23,551	(16,367)	(151,488)

Net loss	$(1,254,800)	$(1,173,035)	$(9,209,403)	$(4,996,001)

Weighted average common shares outstanding – basic and diluted	45,772,638	32,421,043	38,879,218	22,506,929
Basic and diluted loss per common share	$(0.03)	$(0.04)	$(0.24)	$(0.22)

Revenue Details:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Managed Services Revenue	$3,513,806	$3,558,109	$10,129,210	$10,416,912

Legacy Workflow Fees	—	44,170	—	135,791
Marketplace Spend Fees	120,630	266,037	482,817	955,328
License Fees	358,879	505,634	1,184,423	1,545,222
Other Fees	42,805	37,136	138,377	75,453
SaaS Services Revenue	522,314	852,977	1,805,617	2,711,794

Total Revenue	$4,036,120	$4,411,086	$11,934,827	$13,128,706

IZEA Worldwide, Inc.
Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(1,254,800)	$(1,173,035)	$(9,209,403)	$(4,996,001)
Non-cash stock-based compensation	108,568	179,866	356,846	498,071
Non-cash stock issued for payment of services	31,250	37,509	93,749	112,504
Gain on settlement of acquisition costs payable	—	(793,849)	—	(602,410)
Increase in value of acquisition costs payable	—	889	—	6,222
Interest expense	16,448	27,734	42,542	242,935
Depreciation and amortization	372,483	433,094	1,250,859	1,317,423
Impairment of goodwill	—	—	4,300,000	—
Other non-cash items	1,283	31,998	(22,423)	23,903
Adjusted EBITDA	$(724,768)	$(1,255,794)	$(3,187,830)	$(3,397,353)

Revenue	$4,036,120	$4,411,086	$11,934,827	$13,128,706
Adjusted EBITDA as a % of Revenue	(18)%	(28)%	(27)%	(26)%

IZEA Worldwide, Inc.
Gross Billings
(Unaudited)

Gross billings by revenue type:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Managed Services Gross Billings	$3,513,806	$3,558,109	$10,129,210	$10,416,912

Legacy Workflow Fees	—	609,375	—	1,871,056
Marketplace Spend Fees	1,605,729	1,942,995	4,702,383	7,199,141
License Fees	358,879	505,634	1,184,423	1,545,222
Other Fees	42,805	37,136	138,377	75,453
SaaS Services Gross Billings	2,007,413	3,095,140	6,025,183	10,690,872

Total Gross Billings	$5,521,219	$6,653,249	$16,154,393	$21,107,784